UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 3, 2014

MainSource Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	0-12422 (Commission File Number)	35-1562245 (IRS Employer Identification No.)

2105 N. State Road 3 Bypass

 Greensburg, Indiana 47240

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (812) 663-6734

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2013 Long-Term Incentive Payments

On February 3, 2014, the Executive Compensation Committee (the “Committee”) of the Board of Directors of MainSource Financial Group, Inc. (the “Company”) awarded bonuses to certain named executive officers pursuant to the Company’s Long Term Incentive Plan (“LTIP”) for services performed during 2013.

The LTIP contemplates the payment of compensation in a combination of stock options (25%) and restricted stock (75%).  The number of shares of restricted stock was calculated by dividing each employee’s award by $16.08, which was the closing price of the Company’s common stock on February 3, 2014, the date of grant.  The restricted stock is subject to three-year cliff vesting as provided in the LTIP. The number of options was calculated using a Black-Scholes value of $3.78.

The incentive compensation to be paid to the Company’s Chief Executive Officer, Chief Financial Officer and the other “Named Executive Officers” under the LTIP is as follows:

Name and Title	LTIP Payout	No. of Shares of Restricted Stock	No. of Stock Options

Archie M. Brown, Jr. President and Chief Executive Officer	$155,540	7,255	10,287

James M. Anderson Chief Financial Officer	$56,939	2,656	3,766

Daryl R. Tressler Chief Banking Officer and President, MainSource Bank	$72,985	3,404	4,827

William J. Goodwin Chief Credit Officer	$56,939	2,656	3,766

Chris M. Harrison Senior Vice President Branch Administration	$38,000	1,772	2,513

Each restricted stock award will be evidenced by an award agreement between the executive and the Company which will include the following terms:

•                  the grantee will become vested in 100% of the award on the third anniversary of the grant date; and

•                  the Executive Compensation Committee of the Board will have the right, in its sole discretion, to cancel 60% of the award during the first year following the grant date, 40% of the award during the second year following the grant date, and 20% of the award during the third year following the grant date, if it determines that the Company suffered a material negative impact in one of those years as a result of a decision or event that occurred during the year in which the restricted stock was earned.

Each option award will be evidenced by an award agreement between the executive and the Company which will provide for vesting of the options as follows:  10% of the options will vest on the first anniversary of the grant date, 20% will vest on the second anniversary of the grant date, 30% will vest on the third anniversary of the grant date and the final 40% will vest on the fourth anniversary of the grant date.  In each case, vesting will be dependent upon the executive’s continued employment on the vesting date.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2014

MAINSOURCE FINANCIAL GROUP, INC.

By:	/s/ Archie M. Brown, Jr.
Archie M. Brown, Jr.
President and Chief Executive Officer